Exhibit 10.18

Amendment #1 to Employment Agreement (September 1, 2017) between Eric Dusseux [“Dr. Dusseux”] and Bionik Laboratories Corp. and Bionik Laboratories Inc. [“Bionik”]

This Amendment #1 is to record changes to the following sections of the Employment Agreement:

Section 1.2 Reporting and Duties

Original: “The majority of time is to spent at Bionik’s offices in Toronto currently located at…”

Amended: The time will be split between Bionik's offices in Toronto and Watertown, and other locations in the US, Europe and globally, as reasonably determined by Dr. Dusseux for the performance of his duties.

Section 2.5 Expense Reimbursement

Amended: Expense reimbursement includes hotel and meal related expenses in Toronto and Boston area, and other locations globally as required for business needs.

Section 2.8 Relocation to France

Original: Upon termination or cessation of the employment of the Employee, except for cause, the Company will pay the reasonable expenses incurred by the Employee in relocating from Toronto to France, including but not limited to the cost of breaking any rental lease, subject to providing appropriate receipts.

Amended: Upon termination or cessation of the employment of the Employee, except for cause, the Company will pay the reasonable expenses incurred by the Employee in relocating back to France, subject to providing appropriate receipts.

Section 5.3 (b)

Amended: Remove “a requirement that the Employee relocate more than 50 miles away from his principal work place under this Agreement without his consent”.

Section 5.4 (d)

Amended: Remove entire section. The Company will not provide continuation of Benefits (specifically health, dental, LTD or Life insurance) through its provider in Canada in the event of Termination by the Company for other than cause.

Section 6.8 Notice

Amended new address for Eric Dusseux:

Bionik Laboratories Inc.

Name: Gerald Malone

Signature: /s/ Gerald Malone

Date: November 12, 2019

Bionik Laboratories Corp.	Eric Dusseux

Name:Gareld Malone	Signature: /s/ Eric Dusseux

Signature: /s/ Gerald Malone	Date: November 12, 2019

Date: November 12, 2019